For Immediate Release
Mediacom Communications Reports Results
for First Quarter 2006
Middletown, NY – May 5, 2006 – MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months ended March 31, 2006. The Company will hold a teleconference to discuss its first quarter 2006 results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com.
First Quarter 2006 Financial Highlights
•	Revenues of $289.3 million, an increase of 8.7% over Q1 2005

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) of $107.6 million, an increase of 8.5% over Q1 2005. Adjusted OIBDA excludes non-cash stock compensation charges

•	Operating income of $52.7 million, an increase of 17.0% over Q1 2005

•	Capital expenditures of $47.6 million, a decrease of 13.1% from Q1 2005

•	Total revenue generating units (“RGUs”) of 2,469,000, a gain of 52,000 during the quarter and an increase of 7.4% from Q1 2005

•	Total monthly revenue per basic subscriber of $67.80, an increase of 11.5% over Q1 2005
“We are extremely pleased with our performance in the first quarter, which puts us on target to reach our financial guidance for the year,” said Rocco B. Commisso, Mediacom’s Chairman and CEO. “Favorable trends in overall unit growth and pricing, combined with our cost containment efforts, enabled Mediacom to deliver the best year-over-year growth rates in revenues and Adjusted OIBDA since the second quarter of 2003.”
“Our results this quarter in large part reflect the product, marketing and operating strategies that we implemented last year. Our phone business is steadily ramping up, and today we have full-scale marketing campaigns showcasing our triple-play offer of video, Internet and phone, which we call our “vip” package, to nearly 1.6 million homes. By the end of this year, we plan to be in front of 2.5 million homes with our vip offering, laying down a solid foundation for growth,” concluded Mr. Commisso.

Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005
For the first quarter of 2006, revenues were $289.3 million, an increase of 8.7% over $266.2 million in the comparable 2005 period.
•	Video revenues grew 3.6%, as a result of basic rate increases and higher fees from advanced video products, offset by a 2.7% year-over-year decrease in basic subscribers. For the first quarter, basic subscriber losses amounted to 1,000, as compared to a gain of 3,000 in the prior year quarter. Digital customers rose by 3,000 during the first quarter of 2006, as compared to a gain of 34,000 in the same period last year. Average monthly video revenue per basic subscriber grew 6.2% from the first quarter of 2005 to $50.90.

•	Data revenues rose 22.3%, primarily due to a 23.8% year-over-year increase in data customers. Average monthly data revenue per data customer decreased 3.6% from the first quarter of 2005 to $37.40, largely due to extended promotional offers in 2005, but was up sequentially from $37.33 in the fourth quarter of 2005.

•	Phone revenues were $3.6 million. In the first quarter of 2006, the Company added 24,000 new Mediacom Phone customers, bringing the total to 46,000 phone customers.

•	Advertising revenues increased 17.0%, primarily due to stronger local and regional advertising.
Operating costs grew 8.8%, primarily due to increased programming costs and recurring expenses related to the phone business. As a result, Adjusted OIBDA rose 8.5%. Operating income increased 17.0%, principally due to depreciation and amortization being unchanged from the first quarter of 2005.
Income Taxes
Provision for income taxes was approximately $32.1 million for the three months ended March 31, 2006, compared to a benefit from income taxes of $10,000 for the three months ended March 31, 2005. This income tax expense represents a non-cash charge to increase the Company’s valuation allowance for the basis differences of its indefinite-lived intangible assets.
Liquidity and Capital Resources
The Company has included the Condensed Statements of Cash Flows for the three months ended March 31, 2006 and 2005 in Attachment 3 to provide more detail regarding its liquidity and capital resources.
Significant sources of cash for the three months ended March 31, 2006 were:
•	Generation of net cash flows from operating activities of approximately $32.8 million; and

•	Net borrowings of about $34.4 million under the Company’s revolving credit facilities.
Significant uses of cash for the three months ended March 31, 2006 were:
•	Capital expenditures of $47.6 million; and

•	Repurchases of approximately 3.9 million shares of Class A common stock for $22.0 million.
Free Cash Flow, as defined by the Company below, was $4.2 million in the first quarter of 2006, as compared to negative $7.0 million in the prior year period.

Financial Position
At March 31, 2006, the Company had total debt outstanding of $3,094.1 million, an increase of $34.4 million since December 31, 2005. As of the same date, the Company had unused credit facilities of $813.0 million, all of which could have been borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements.
Stock Repurchase Program and Activity
In May 2000, the Company’s Board of Directors authorized a $50.0 million stock repurchase program, of which $23.4 million of availability was remaining as of the end of 2005. On February 21, 2006, the Board authorized an additional $50.0 million stock repurchase program. In the first quarter of 2006, the Company repurchased 3.9 million shares for approximately $22.0 million, reducing the total availability for stock repurchases to $51.4 million as of March 31, 2006.
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines Adjusted OIBDA as operating income before depreciation and amortization and non-cash stock compensation charges and Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes Adjusted OIBDA is useful for investors because it enables them to assess the Company’s performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash stock compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash stock compensation charges.
Free Cash Flow is used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes Free Cash Flow is useful for investors because it enables them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations, most notably from the timing of semi-annual cash interest payments on the Company’s senior notes.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to either operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Attachment 5.

Company Description
Mediacom Communications is the nation’s 8th largest cable television company and the leading cable operator focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed Internet access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition in the Company’s video, high-speed Internet access and phone businesses; the Company’s ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company’s ability to generate sufficient cash flow to meet its debt service obligations and to access capital to maintain financial flexibility; and the other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Tables:	Contact:
(1) Actual Results – Three-Month Periods	Investor Relations
(2) Condensed Consolidated Balance Sheet	Matt Derdeyn
(3) Condensed Statements of Cash Flows	Group Vice President,
(4) Capital Expenditure Data	Corporate Finance and Treasurer
(5) Reconciliation Data – Historical	(845) 695-2612
(6) Calculation – Free Cash Flow	Media Relations
(7) Summary Operating Statistics	Marvin Rappaport
Vice President,
Governmental Relations
(845) 695-2704

(1) Actual Results – Three-Month Periods
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,		Percent
	2006	2005	Change
Video	$217,227	$209,764	3.6%
Data	55,092	45,041	22.3
Phone	3,648	—	NM
Advertising	13,381	11,439	17.0

Total revenues	289,348	266,244	8.7

Service costs	118,392	106,332	11.3
SG&A expenses	58,114	55,623	4.5
Corporate expenses	5,274	5,164	2.1

Total operating costs	181,780	167,119	8.8

Adjusted OIBDA	107,568	99,125	8.5

Non-cash stock compensation charges	1,155	151	NM
Depreciation and amortization	53,717	53,925	(0.4)

Operating income	52,696	45,049	17.0

Interest expense, net	(55,652)	(51,274)	8.5
Gain on derivatives, net	515	8,070	NM
Other expense, net	(2,641)	(2,696)	(2.0)

Loss before provision for income taxes	(5,082)	(851)	NM
(Provision for) benefit from income taxes	(32,126)	10	NM

Net loss	$(37,208)	$(841)	NM

Basic and diluted weighted average shares outstanding	113,529	117,861
Basic and diluted loss per share	$(0.33)	$(0.01)

Adjusted OIBDA margin (a)	37.2%	37.2%
Operating income margin (b)	18.2%	16.9%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation, and percentage changes that are not meaningful are marked NM.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

(2) Condensed Consolidated Balance Sheet
Condensed Consolidated Balance Sheet
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$20,881	$17,281
Accounts receivable, net	58,309	63,845
Deferred tax assets	2,782	2,782
Prepaid expenses and other assets	25,783	23,046

Total current assets	$107,755	$106,954

Investment in cable television systems
Property, plant and equipment, net	1,449,608	1,453,588
Franchise rights, net	1,803,971	1,803,971
Goodwill, net	221,382	221,382
Subscriber lists and other intangible assets, net	13,300	13,823

Total investment in cable television systems	$3,488,261	$3,492,764

Other assets, net	46,405	49,780

Total assets	$3,642,421	$3,649,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$251,499	$270,137
Deferred revenue	43,714	41,073
Current portion of long-term debt	228,412	222,770

Total current liabilities	$523,534	$533,980

Long-term debt, less current portion	2,865,678	2,836,881
Deferred tax liabilities	232,157	200,090
Other non-current liabilities	19,455	19,440
Total stockholders’ equity	1,506	59,107

Total liabilities and stockholders’ equity	$3,642,421	$3,649,498

(3) Condensed Statements of Cash Flows
Condensed Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$32,815	$29,315

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(47,619)	(54,789)

Net cash flows used in investing activities	$(47,619)	$(54,789)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
New borrowings	105,000	299,000
Repayment of debt	(70,561)	(281,669)
Repurchase of common stock	(22,009)	—
Other financing activities – book overdrafts	5,658	(10,223)
Proceeds from issuance of common stock in employee stock purchase plan	461	477
Financing costs	(145)	(50)

Net cash flows provided by financing activities	$18,404	$7,535

Net increase (decrease) in cash and cash equivalents	$3,600	$(17,939)
CASH AND CASH EQUIVALENTS, beginning of period	17,281	23,875

CASH AND CASH EQUIVALENTS, end of period	$20,881	$5,936

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$78,620	$70,635

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(4) Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Customer premise equipment	$23,855	$30,381
Scalable infrastructure	6,488	6,357
Line extensions	3,136	3,303
Upgrade/Rebuild	10,436	9,885
Support capital	3,704	4,863

Total	$47,619	$54,789

(5) Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Adjusted OIBDA	$107,568	$99,125
Non-cash stock compensation charges	(1,155)	(151)
Depreciation and amortization	(53,717)	(53,925)

Operating income	$52,696	$45,049

Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Free Cash Flow	$4,241	$(7,023)
Capital expenditures	47,619	54,789
Other expenses	201	(663)
Non-cash stock compensation charges	(1,155)	(151)
Change in assets and liabilities, net	(18,091)	(17,637)

Net cash flows provided by operating activities	$32,815	$29,315

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(6) Calculation – Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Adjusted OIBDA	$107,568	$99,125
Cash taxes	(56)	(85)
Capital expenditures	(47,619)	(54,789)
Interest expense, net	(55,652)	(51,274)

Free Cash Flow	$4,241	$(7,023)

(7) Summary Operating Statistics (Unaudited)

	Actual	Actual	Actual
	March 31,	December 31,	March 31,
	2006	2005	2005
Estimated homes passed	2,811,000	2,807,000	2,794,000

Total revenue generating units (RGUs) (a)	2,469,000	2,417,000	2,298,000
Quarterly net RGU additions	52,000	56,000	77,000
RGU penetration(b)	87.8%	86.1%	82.2%
Total monthly revenue per RGU(c)	$39.48	$39.11	$39.28

Customer relationships(d)	1,479,000	1,475,000	1,501,000

Video
Basic subscribers	1,422,000	1,423,000	1,461,000
Quarterly net basic subscriber (losses) gains	(1,000)	(6,000)	3,000
Basic penetration(e)	50.6%	50.7%	52.3%
Digital customers	497,000	494,000	430,000
Quarterly net digital customer additions	3,000	17,000	34,000
Digital penetration(f)	35.0%	34.7%	29.4%
Monthly video revenue per basic subscriber(g)	$50.90	$49.67	$47.91

Data
Data customers	504,000	478,000	407,000
Quarterly net data customer additions	26,000	25,000	40,000
Data penetration(h)	17.9%	17.0%	14.6%
Monthly data revenue per data customer(i)	$37.40	$37.33	$38.78

Phone
Estimated marketable phone homes(j)	1,575,000	1,450,000	—
Phone customers	46,000	22,000	—

Total monthly revenue per basic subscriber(k)	$67.80	$65.52	$60.81

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents the total of basic subscribers and digital, data and phone customers at the end of each period.

(b)	Represents RGUs as a percentage of estimated homes passed.

(c)	Represents average monthly revenues for the last three months of the period divided by average RGUs for such period.

(d)	The total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(e)	Represents basic subscribers as a percentage of estimated homes passed.

(f)	Represents digital customers as a percentage of basic subscribers.

(g)	Represents average monthly video revenues for the last three months of the period divided by average basic subscribers for such period.

(h)	Represents data customers as a percentage of estimated homes passed.

(i)	Represents average monthly data revenue for the last three months of the period divided by average data customers for such period.

(j)	Represents the estimated number of homes to which the Company is currently marketing phone service.

(k)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.